Exhibit 99.1

UTEK Corporation Reports Financial Results for Three and Nine Months Ended September 30, 2009

Tampa, FL — (BUSINESS WIRE) – November 9, 2009 — UTEK Corporation (NYSE Amex: UTK) today announced financial results for the three and nine months ended September 30, 2009.

Third Quarter Summary

The Company has continued to progress in becoming the leading provider of IP licensing and innovation services for the Global 2000 marketplace. During the month of October, we achieved record traffic on our leading pharmalicensing.com platform and launched another healthcare related site – medicaldevicelicensing.com. Our goal is to continue to invest in the Company’s growing set of online platforms, which we feel drive global efficiencies, currently unmet, in IP licensing.

The Company attained improvement in cash burn and cost containment, and we feel we are well positioned for growth in 2010, specifically within our burgeoning online licensing and partnering business. Our strategic innovation consulting group is still experiencing the effects of the current global economic downturn. In the third quarter, the market for professional services appeared to have stabilized; nevertheless, the quarterly and year-to-date revenues remain well below 2008 levels.

2009 Highlights

•	Obtained a $1.75 million loan to assist in funding the next stage of growth for the online licensing platform

•	Secured a new $450,000 line of credit

•	Cash equity monetization of $682,000 for the first nine months of 2009

•	Continued focus on managing working capital

•	New Vice President of Marketing hired to more effectively brand and market the Company’s global suite of IP licensing and innovation services

•	Launched medicaldevicelicensing.com, the Company’s an online licensing platform

Three Months Ended September 30, 2009 Operating Results

For the quarter ended September 30, 2009, income from operations (revenue) was $2.3 million as compared to $7.1 million for the quarter ended September 30, 2008. Net (loss) income from operations for the quarter ended September 30, 2009 was ($1.0 million) as compared to ($5.9 million) for the quarter ended September 30, 2008. None of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarter ended September 30, 2009 as compared to 11% for the third quarter of 2008.

The net decrease in net assets from operations (including net income (loss) from operations and realized and unrealized gains and losses on investments) was ($2.4 million) or ($0.21) per weighted average diluted share outstanding for the quarter ended September 30, 2009, as compared to ($12.7 million) or ($1.25) per weighted average diluted share outstanding for the quarter ended September 30, 2008.

Weighted average diluted shares outstanding were 11,561,091 and 10,176,742 for the quarters ended September 30, 2009 and 2008, respectively.

Nine Months Ended September 30, 2009 Operating Results

For the nine months ended September 30, 2009, income from operations (revenue) was $7.8 million as compared to $15.7 million for the nine months ended September 30, 2008. Net (loss) income from operations for the nine months ended September 30, 2009 was ($9.3 million) as compared to ($8.1 million) for the nine months ended September 30, 2008. None of our income from operations (revenue) was received in the form of unregistered shares of common stock for the nine months ended September 30, 2009 as compared to 30% for the nine months ended September 30, 2008.

The net decrease in net assets from operations (including net income (loss) from operations and realized and unrealized gains and losses on investments) was ($14.6 million) or ($1.30) per weighted average diluted share outstanding for the nine months ended September 30, 2009, as compared to ($22.4 million) or ($2.32) per weighted average diluted share outstanding for the nine months ended September 30, 2008.

Weighted average diluted shares outstanding were 11,257,663 and 9,653,725 for the nine months ended September 30, 2009 and 2008, respectively.

Recent Developments

On October 1, 2009, the Company filed a notification on Form N-54C with the SEC withdrawing our election to be regulated as a business development company under the Investment Company Act of 1940. As such, the Company has been reporting as an operating company as of October 1, 2009.

At this time, the Company has determined, based on its current business focus and the fact that the equity interests it holds has constituted a declining amount of its assets over the last couple of years, that the Company is not currently required to be regulated as a business development company under the 1940 Act. In this regard, the Company’s current business focus is to provide consulting and technology transfer services to companies in exchange for cash (and not equity interests). Thus, because of the Company’s current business focus of providing consulting and technology transfer services to companies in exchange for cash (and not equity interests), the Company is operating, and intends to continue to operate, as an operating company rather than an investment company.

On October 22, 2009, we entered into a Note and Warrant Purchase Agreement, pursuant to which we borrowed $1,750,000. Interest is payable at an annual rate of 8% on a quarterly basis, in arrears, beginning April 15, 2010. The entire principal amount outstanding and all accrued interest is payable in full no later than October 22, 2012. We plan to use the proceeds to fund our next stage of growth and drive further adoption of our online licensing platforms.

Financial Position Information

The following tables contain comparative selected financial data as of September 30, 2009 and December 31, 2008 and for the three and nine month periods ended September 30, 2009 and 2008.

UTEK Corporation

Consolidated Statements of Assets and Liabilities

	September 30, 2009 (Unaudited)	December 31, 2008 (Restated)
ASSETS
Investments
Non-affiliate investments (cost: 2009 - $6,568,222; 2008 - $36,994,463)	$2,323,000	$5,603,440
Affiliate investments (cost: 2009 - $5,209,036; 2008 - $38,559,629)	504,289	3,477,200
Control investments (cost: 2009 - $5,832,731; 2008 - $10,637,748)	4,760,000	2,987,500
U.S. Treasuries and certificates of deposit (cost: 2009 - $490,000; 2008 - $291,581)	490,000	291,581

Total investments	8,077,289	12,359,721
Cash and cash equivalents	1,119,159	3,922,297
Accounts receivable, net of allowance for bad debt	1,585,053	2,290,363
Prepaid expenses and other assets	426,128	750,502
Fixed assets, net	454,804	653,208
Goodwill	15,025,602	15,246,143
Intangible assets, net	8,809,287	10,663,975

TOTAL ASSETS	35,497,322	45,886,209

LIABILITIES
Accounts payable	540,221	575,988
Accrued expenses	1,164,256	995,652
Accrued severance payable	876,400	1,651,814
Deferred revenue	2,369,024	2,849,270
Notes payable and other debt	890,974	839,765
Deferred tax liability	1,564,856	1,773,441

TOTAL LIABILITIES	7,405,731	8,685,930

NET ASSETS	$28,091,591	$37,200,279

Commitments and Contingencies
Composition of net assets:

Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 12,287,077 and 12,134,959 shares issued; 11,627,927 and 10,879,900 shares outstanding at September 30, 2009 and December 31, 2008, respectively	$116,279	$108,800
Additional paid-in capital	80,049,227	75,067,857
Accumulated income
Accumulated net operating income	14,122,644	23,463,295
Net realized loss on investments, net of related income taxes	(57,335,929)	(7,744,736)
Net unrealized depreciation of investments, net of related deferred income taxes	(7,629,082)	(51,921,150)
Foreign currency translation adjustment	(1,231,548)	(1,773,787)

Net assets	$28,091,591	$37,200,279

Net asset value per share	$2.42	$3.42

UTEK Corporation

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008 (Restated)	2009	2008 (Restated)
Income from operations:
Innovation consulting services	$1,580,009	$5,139,683	$5,300,331	$7,719,310
Sale of technology rights	—	750,000	—	4,684,680
Subscription and other services	759,072	1,033,792	2,404,729	2,995,214
Investment and other income, net	2,100	134,931	59,604	254,386

	2,341,181	7,058,406	7,764,664	15,653,590

Expenses:
Direct costs of innovation consulting services	1,345,991	4,567,812	4,967,243	6,885,694
Acquisition of technology rights	—	300,000	—	1,780,000
Salaries and wages	533,942	1,140,570	4,768,390	5,157,422
Professional fees	229,700	275,967	649,723	834,229
Sales and marketing	293,040	602,236	1,067,116	1,836,020
General and administrative	620,721	1,079,050	2,286,193	2,712,690
Depreciation and amortization	384,686	392,210	1,206,777	663,104
Impairment loss	—	—	2,368,458	—

	3,408,080	8,357,845	17,313,900	19,869,159

Loss before income taxes	(1,066,899)	(1,299,439)	(9,549,236)	(4,215,569)
Provision for income tax (benefit) expense	(36,000)	4,574,954	(208,585)	3,853,627

Net loss from operations	(1,030,899)	(5,874,393)	(9,340,651)	(8,069,196)

Net realized and unrealized gains (losses):
Net realized loss on investments, net of related income tax benefit	(12,156,063)	(275,303)	(49,591,193)	(3,752,177)
Change in unrealized appreciation (depreciation) of investments, net of related deferred tax expense (benefit)	10,768,155	(6,541,649)	44,292,068	(10,589,276)

Net decrease in net assets from operations	$(2,418,807)	$(12,691,345)	($14,639,776)	$(22,410,649)

Net decrease in net assets from operations per share:
Basic	$(0.21)	$(1.25)	$(1.30)	$(2.32)
Diluted	$(0.21)	$(1.25)	$(1.30)	$(2.32)
Weighted average shares:
Basic	11,561,091	10,176,742	11,257,663	9,653,725
Diluted	11,561,091	10,176,742	11,257,663	9,653,725

Conference Call at 4:30 p.m. EST on Monday, November 9, 2009

UTEK will hold a live conference call on Monday, November 9, 2009 at 4:30 p.m. EST to discuss its third quarter 2009 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

Investors and analysts can participate in the call by dialing:

US & Canada: 877-554-2421

UK: 0-800-917-4860

Other International Callers: 706-679-7207

Please reference conference ID# 40154044

About UTEK Corporation

UTEK® is a leading global IP licensing and innovation services company. UTEK’s services enable its clients to enhance their innovation capabilities, rapidly source externally developed technologies, create value from their intellectual property and gain foresight into marketplace and technology developments that could affect their business. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. This press release is available on the Company’s website at www.utekcorp.com.

Important factors that could cause actual results to differ materially from those indicated in forward-looking statements, include: the audit and review by UTEK’s registered independent public accounting firm of the results and findings of UTEK, the impact, if any, of such results or findings on the financial statements of UTEK; UTEK’s inability to timely file reports with the SEC; risks of litigation arising out of or related to any of the matters described in this press release; and risks, uncertainties and changes in financial condition. Please refer to UTEK’s filings with the SEC for other important risks that could cause actual results to differ materially from those indicated in any forward-looking statements. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended September 30, 2009, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K/A for the year ended December 31, 2008. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

UTEK Corporation
Lesley Cohen lcohen@hrosepr.com
202-294-6770